                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             SKECHERS U.S.A., INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                [SKECHERS LOGO]

                             SKECHERS U.S.A., INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     You are cordially invited to attend the Annual Meeting of Stockholders of SKECHERS U.S.A., INC., a Delaware corporation (the "Company"), to be held at The Ritz-Carlton Hotel located at 4375 Admiralty Way, Marina Del Rey, CA 90292 on June 1, 2001, at 10:00 a.m., Pacific Time.

     The Annual Meeting of the Stockholders of the Company is being held for the following purposes:

     1. To elect three members to the Board of Directors to serve for a three-year term as Class II Directors;

     2. To approve an amendment to the Company's 1998 Stock Option, Deferred Stock and Restricted Stock Plan increasing the number of shares of Class A Common Stock authorized for issuance under the Stock Option Plan;

     3. To ratify the appointment of KPMG LLP as the independent accountants of the Company for the year ending December 31, 2001; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 20, 2001 as the record date for determining those stockholders who will be entitled to vote at the meeting.

     Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy promptly to avoid the expense of additional proxy solicitation.

Dated: May 1, 2001

                                   FOR THE BOARD OF DIRECTORS

                                   /s/ Phillip Paccione
                                   Philip G. Paccione, Corporate Secretary

                                [SKECHERS LOGO]

                             SKECHERS U.S.A., INC.
                            ------------------------

                                PROXY STATEMENT
                         FOR ANNUAL MEETING TO BE HELD
                    JUNE 1, 2001, AT 10:00 A.M. PACIFIC TIME

     This proxy statement is delivered to you by Skechers U.S.A., Inc. (the "Company" or "Skechers"), a Delaware corporation, in connection with the Annual Meeting of Stockholders of the Company to be held on June 1, 2001 at 10:00 a.m. Pacific Time at The Ritz-Carlton Hotel located at 4375 Admiralty Way, Marina Del Rey, CA 90292 (the "Meeting"). The approximate mailing date for this proxy statement and the enclosed proxy is May 1, 2001. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted for the election of the nominees for director named herein, the amendment to the Company's 1998 Stock Option, Deferred Stock and Restricted Stock Plan (the "Stock Option Plan") to increase of the number of shares reserved for issuance under the Stock Option Plan and for the ratification of the appointment of KPMG LLP as the Company's independent accountants for the year ending December 31, 2001. Any proxy given may be revoked at any time prior to its exercise by notifying the Corporate Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Meeting. The Company's principal executive office is located at 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266.

     The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition, the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of common stock of the Company.

     The Company's Annual Report to Stockholders for the year ended December 31, 2000, is concurrently being provided to each stockholder.

     Holders of Class A Common Stock and Class B Common Stock of record at the close of business on April 20, 2001 will be entitled to vote at the Meeting. There were 12,612,771 shares of Class A Common Stock and 23,465,451 shares of Class B Common Stock outstanding at that date. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes, and the presence in person or by proxy of holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock is necessary to constitute a quorum for the Meeting. The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of each of the nominees for director. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. The amendment to the Company's Stock Option Plan increasing the number of shares of common stock authorized for issuance under the Stock Option Plan by an additional 3,000,000 shares requires the affirmative vote of a majority of all of the shares entitled to vote thereon. For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. Broker non-votes occur when a broker holding a customer's securities in street name has not received voting instructions from the customer on certain matters. The affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is necessary for the ratification of the appointment of KPMG LLP as the Company's independent accountants. For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with each class serving a three-year term and thereafter until their successors are duly elected and qualified or until death, resignation or removal. One class of directors is elected annually at the Annual Meeting of Stockholders. The Company's Bylaws currently provide for a variable Board of Directors with a range of between five and nine members. The Company currently has seven members on its Board of Directors. The Company's Bylaws give the Board of Directors the authority to establish, increase or decrease the number of directors.

     Unless otherwise directed by stockholders within the limits set forth in the Bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of Michael Greenberg, Jeffrey Greenberg and David Weinberg who are currently members of the Company's Board of Directors. The Company has been advised by Michael Greenberg, Jeffrey Greenberg and David Weinberg of their availability and willingness to serve if elected. In the event that Michael Greenberg, Jeffrey Greenberg or David Weinberg becomes unavailable or unable to serve as a member of the Company's Board of Directors prior to the voting, the proxyholders will refrain from voting for him or will vote for a substitute nominee in the exercise of their best judgment.

INFORMATION CONCERNING NOMINEES

     The following table sets forth certain information with respect to the nominees to the Board of Directors of the Company.

                              CLASS AND YEAR
                               IN WHICH TERM
       NAME            AGE      WILL EXPIRE                POSITION
       ----            ---    ---------------              --------
Michael Greenberg..    38     Class II (2004)    President and Director
David Weinberg.....    50     Class II (2004)    Executive Vice President,
                                                 Chief Financial Officer and
                                                 Director
Jeffrey Greenberg..    33     Class II (2004)    Vice President of Electronic
                                                 Media and Director

     Michael Greenberg has been the President and a member of the Board of Directors of the Company since its inception in 1992, and from June 1992 to October 1993, he was Chairman of the Board. From 1989 to 1992, Mr. Greenberg was the National Sales Manager of L.A. Gear. Previously, from 1986 to 1989, he was the Regional Sales Manager of L.A. Gear for the West Coast, and from 1984 to 1986, he was an account representative for the West Coast at L.A. Gear.

     David Weinberg has been Chief Financial Officer of the Company since October 1993 and Executive Vice President and a member of the Board of Directors since July 1998. From June 1989 to September 1992, Mr. Weinberg was Vice President, Credit/Collection at L.A. Gear.

     Jeffrey Greenberg has been a member of the Board of Directors of the Company since September 2000 and Vice President of Electronic Media of the Company since January 1998. Previously, Mr. Greenberg was Chief Operating Officer, Secretary and a member of the Board of Directors of the Company from June 1992 to July 1998, and Chief Executive Officer from June 1992 to October 1993.

DIRECTORS NOT STANDING FOR ELECTION

     The members of the Board of Directors who are not standing for election at this year's Annual Meeting of Stockholders are set forth below.

                                   CLASS AND YEAR
                                   IN WHICH TERM
         NAME              AGE      WILL EXPIRE              POSITION
         ----              ---    ----------------           --------
John Quinn(1)(2).......    50     Class III (2002)    Director
Richard Siskind(1)(2)..    55     Class III (2002)    Director
Robert Greenberg.......    61     Class I (2003)      Chairman of the Board
                                                      and Chief Executive
                                                      Officer
Robert Siegel..........    64     Class I (2003)      Director

---------------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     John Quinn has been a member of the Board of Directors of the Company since June 1999. Since January 1995, Mr. Quinn has been a principal of the law firm of Riordan & McKinzie, a professional corporation, and before that, since 1987, he was a partner at the law firm of Kelley Drye & Warren.

     Richard Siskind has been a member of the Board of Directors of the Company since June 1999. Mr. Siskind has been President, Chief Executive Officer and a member of the Board of Directors of Stage II Apparel Corp. (AMEX:SA) since May 1998. In 1991, Mr. Siskind founded R. Siskind & Company, a business which purchases brand name men's and women's apparel and accessories and redistributes those items to off-price retailers, and he is its sole shareholder, Chief Executive Officer, President and sole member of its Board of Directors.

     Robert Greenberg has been the Chairman of the Board and Chief Executive Officer of the Company since October 1993. From 1979 to 1992, Mr. Greenberg was the Chairman of the Board and President of L.A. Gear, Inc. ("L.A. Gear"), an athletic and casual footwear and apparel company. Mr. Greenberg is a member of the Board of Directors of Stage II Apparel Corp. (AMEX:SA).

     Robert Siegel has been a member of the Board of Directors of the Company since September 2000. From January 2000 to the present, Mr. Siegel has served as managing director for Kurt Salmon and Associates. From December 1993 to December 1998, Mr. Siegel served as Chief Executive Officer and President of Stride Rite Corporation (NYSE: SRR), and from December 1986 to December 1993, Mr. Siegel served as President of the Dockers division of Levi Strauss & Co. Since March 1999, Mr. Siegel has served as a member of the Board of Directors of McNaughton Apparel Group (NASD:MAGI) and since 1998, Mr. Siegel has served a member of the Board of Directors of the Bon-Ton Stores, Inc. (NASD:BONT)

COMPENSATION OF DIRECTORS

     The Company pays its non-employee directors annual compensation of $15,000 for their services, which is paid quarterly. In addition, non-employee directors receive a fee of $1,000 for each meeting attended. Non-employee directors attending any committee meeting receive an additional fee of $750 for each committee meeting attended, unless the committee meeting is held on the day of a meeting of the Board of Directors, in which case they receive no additional compensation for the committee meeting. Non-employee directors are also reimbursed for reasonable costs and expenses incurred for attending any director or committee meetings. Officers of the Company who are members of the Board of Directors are not paid any directors' fees.

COMMITTEES AND ATTENDANCE AT BOARD MEETINGS

     Two meetings of the Board of Directors were held in 2000. Each director attended all meetings held by (i) the Board of Directors and (ii) those committees of the Board of Directors on which such director served.

     The Audit Committee, established by the Board of Directors on June 3, 1999, reviews the scope of auditing activities performed by the Company's independent accountants. The purpose of the Audit Committee is to recommend engagement of the Company's independent auditors, to approve the services performed by such auditors, to consult with such auditors and review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's control procedures and personnel. The Audit Committee met four times during 2000.

     The Compensation Committee was also established by the Board of Directors on June 3, 1999. The purpose of the Compensation Committee is to review and approve the compensation benefits and severance arrangements for the Company's officers and other employees, administer the Company's stock option and stock purchase plans and make recommendations to the Board of Directors regarding such matters. The Compensation Committee met once during 2000. The Board of Directors does not presently have a nominating committee.

EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the executive officer of the Company who is not also a director. For information concerning Michael Greenberg and David Weinberg, see "Election of
Directors -- Information Concerning Nominees." For information concerning Robert Greenberg, see "Election of Directors -- Directors Not Standing for Election."

         NAME             AGE                      POSITION
         ----             ---                      --------
Philip G. Paccione....    39     General Counsel; Vice President, Business
                                 Affairs; Corporate Secretary

     Philip Paccione has been Vice President, Business Affairs since February 2000, Corporate Secretary since July 1998, and General Counsel of the Company since May 1998. Before joining the Company and since June 1997, Mr. Paccione was an attorney at the law firm of Riordan & McKinzie, in Los Angeles, and from May 1996 to June 1997 he was a sole practitioner of law. Mr. Paccione also practiced law at the law firm of Gartner & Young from December 1994 to May 1996 and at the law firm of Kelley, Drye & Warren from June 1991 to December 1994.

     Robert Greenberg is the father of Michael Greenberg and Jeffrey Greenberg; other than the foregoing, no family relationships exist between any of the directors or executive officers of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation earned by the Company's Chief Executive Officer and each of the other executive officers whose annual salary and bonus during 1998, 1999 and 2000 exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                 ----------------------
                                                  ANNUAL COMPENSATION              AWARDS      PAYOUTS
                                          ------------------------------------   ----------   ---------
                                                                  OTHER ANNUAL   SECURITIES     LTIP       ALL OTHER
                                                                  COMPENSATION   UNDERLYING    PAYOUTS    COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)       ($)(1)      OPTIONS(#)    ($)(2)         ($)
   ---------------------------     ----   ---------   ---------   ------------   ----------   ---------   ------------
Robert Greenberg(3)..............  2000    500,000      500,000      --             --           --           6,240(5)
  Chairman of the Board;           1999    250,000       --          33,596         --           --           5,161(5)
  Chief Executive Officer          1998      --       2,079,943      14,518         --           --           5,038(5)
Michael Greenberg................  2000    350,000      516,000      10,800        60,000        --          13,779(6)
  President                        1999    350,000      165,000      11,745         --           --          12,303(6)
                                   1998    300,000       --          11,744         --        1,013,769      11,859(6)
David Weinberg...................  2000    250,000      456,992      --            70,000        --          11,301(7)
  Executive Vice President;        1999    250,000      150,000       9,108         --           --          12,303(7)
  Chief Financial Officer          1998    177,800       --           2,000       278,142       259,180       9,838(7)
Philip Paccione(4)...............  2000    165,000      125,217      --            30,000        --           7,910(8)
  General Counsel; Vice            1999    154,538       50,000      --            22,650        --           4,800(8)
  President, Business Affairs;
  and Corporate Secretary

---------------
(1) Represents the amount of an automobile lease for the benefit of each executive officer. With respect to Robert Greenberg in 1999, represents purchase of an automobile owned by the Company for use by Mr. Greenberg. With respect to Robert Greenberg and David Weinberg, excludes rental payments of $16,200 and $48,000, respectively, in 2000 and $12,000 and $18,000, respectively, in each of 1999 and 1998, made by the Company directly to landlords regarding properties used primarily for corporate purposes but which are leased under the individuals' names.

(2) Represents payment of bonuses to Michael Greenberg and David Weinberg under the Company's 1996 Incentive Compensation Plan based on 0.4% and 0.1%, respectively, of the increase of the Company's net sales from 1996 to 1998.

(3) Did not receive any salary for 1999 prior to the employment agreement being entered into on June 14, 1999.

(4) Did not receive annual salary and bonus in excess of $100,000 prior to 1999.

(5) Represents health and life insurance payments for 2000, 1999, and 1998, respectively.

(6) Represents health and life insurance payments of $8,679, $7,503, and $7,059 and contributions of $5,100, $4,800, and $4,800 by the Company under its 401(k) Plan for 2000, 1999, and 1998, respectively.

(7) Represents health and life insurance payments of $6,201, $7,503, and $5,038 and contributions of $5,100, $4,800, and $4,800 by the Company under its 401(k) Plan for 2000, 1999, and 1998, respectively.

(8) Represents health and life insurance payments of $2,810 for 2000 and contributions of $5,100 and $4,800 by the Company under its 401(k) Plan for 2000 and 1999, respectively.

EMPLOYMENT AGREEMENTS

     Each of Robert Greenberg, Michael Greenberg and David Weinberg entered into an employment agreement with the Company, which was effective as of June 14, 1999. The employment agreements each have an initial term expiring three years from the effective date of each such agreement. Each officer is entitled to an annual base salary and an annual bonus based on certain objective performance criteria of the Company. The annual base salary for Robert Greenberg, Michael Greenberg and David Weinberg is

$500,000, $350,000 and $250,000, respectively. For calendar year 2000, each officer received an annual bonus based on certain objective performance criteria of the Company. The annual bonus for calendar year 2000 for each of Robert Greenberg, Michael Greenberg and David Weinberg was $500,000, $516,000 and $456,992, respectively.

     Each of Robert Greenberg, Michael Greenberg and David Weinberg entered into an amendment to their respective employment agreements with the Company on February 29, 2000. For calendar year 1999, each executive officer agreed to forego his annual bonus based on the Company's return on equity, and in lieu thereof, Michael Greenberg and David Weinberg agreed to annual cash bonuses of $165,000 and $150,000, respectively. Robert Greenberg did not receive an annual cash bonus for calendar year 1999.

     Each of the three executive officers agrees not to compete, directly or indirectly, with the Company or disclose confidential information regarding the Company during the term of their respective agreements; provided that each of them may own less than 5% of the stock of a public company that competes with the Company. The employment agreements entitle the executive officers to participate in the Company's Stock Option Plan and to receive certain insurance and other employee benefits established by the Company for its employees.

     If an executive officer's amended employment agreement is terminated by the officer without good reason, by mutual agreement, upon death of the officer, or for cause, which includes any dishonest act, commission of a crime, material injury to the Company's financial condition or business reputation or malfeasance, misfeasance or non-feasance, then the officer will receive, through the date of termination, (i) his base salary, (ii) any bonus due and (iii) any benefits under the agreement. If the executive officer is terminated without cause or the officer terminates the employment agreement for good reason, which includes the Company's breach of a material term without cure or diminution of the officer's duties without his consent, then the officer will receive, for the remainder term of the agreement, (i) his base salary, (ii) performance-based bonus and (iii) any benefits under the agreement. During a period of total disability, the executive officer will receive his base salary, less any amounts paid under insurance policies provided by the Company, for the remaining term of the employment agreement. The Company has agreed that upon any merger, reorganization, sale or disposition of assets or otherwise, the successor company will be required to assume each awarded employment agreement.

STOCK OPTION PLAN

     In January 1998, the Company's Board of Directors and stockholders adopted the Stock Option Plan, which provides for the grant of qualified incentive stock options ("ISOs") that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), stock options not so qualified ("NQSOs"), deferred stock and restricted stock awards ("Awards"). The Stock Option Plan may be administered by either the Board of Directors or a committee of directors appointed by the Board of Directors (the "Committee"). ISOs may be granted to the officers and key employees of the Company or any of its subsidiaries. The exercise price for any ISO granted under the Stock Option Plan may not be less than 100% (or 110% in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the outstanding Class A Common Stock) of the fair market value of the shares of Class A Common Stock at the time the option is granted. The exercise price for any NQSO granted under the Stock Option Plan may not be less than 85% of the fair market value of the shares of Class A Common Stock at the time the option is granted. The purpose of the Stock Option Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects the Company.

     The Stock Option Plan authorizes the grant of options to purchase, and Awards of, an aggregate of up to 5,215,154 shares of the Company's Class A Common Stock. By action at the Annual Meeting of Stockholders, the number of shares of Class A Common Stock authorized for issuance under the Stock Option Plan would be increased by an additional 3,000,000 shares. The number of shares reserved for issuance under the Stock Option Plan is subject to anti-dilution provisions for stock splits, stock dividends and similar events. If an option granted under the Stock Option Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the Stock Option Plan.

     Under the Stock Option Plan, the Company may make loans available to stock option holders, subject to the Committee's approval, in connection with the exercise of stock options granted under the Stock Option Plan. If shares of Class A Common Stock are pledged as collateral for such indebtedness, such shares may be returned to the Company in satisfaction of such indebtedness. If so returned, such shares shall again be available for issuance in connection with future stock options and Awards under the Stock Option Plan.

     No options or Awards may be granted under the Stock Option Plan after January 14, 2008, provided that the Company's Board of Directors does not otherwise amend or terminate the Stock Option Plan prior to such date.

     Options granted under the Stock Option Plan will become exercisable according to the terms of the grant made by the Board of Directors or the Committee. Awards will be subject to the terms and restrictions of the award made by the Board of Directors or the Committee. The Board of Directors and the Committee have discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted, and in the case of options, whether it is intended to be an ISO or a NQSO, and when and in what increments shares covered by the option may be purchased. Under current law, ISOs may not be granted to any individual who is not also an officer or employee of the Company or any subsidiary.

     The exercise price of any option granted under the Stock Option Plan is payable in full (i) in cash, (ii) by surrender of shares of the Company's Class A Common Stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased, (iii) by cancellation of indebtedness owed by the Company to the option holder, (iv) by a full recourse promissory note executed by the option holder, (v) by arrangement with a broker or (vi) by any combination of the foregoing. The terms of any promissory note may be changed from time to time by the Board of Directors to comply with applicable Internal Revenue Service or Securities and Exchange Commission regulations or other relevant pronouncements.

     The Board of Directors may from time to time revise or amend the Stock Option Plan and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding stock option or Awards without such participant's consent or may, without stockholder approval, increase the number of shares subject to the Stock Option Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Awards under the Stock Option Plan, materially increase the benefits accruing to participants under the Stock Option Plan or extend the maximum option term under the Stock Option Plan.

     In the event of a change of control, all outstanding stock options and Awards will fully vest and any indebtedness incurred in connection with the Stock Option Plan will be forgiven. A "change of control" occurs when (i) any person becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company's securities, (ii) during any consecutive two-year period, individuals who at the beginning of such period constitute the Board of Directors, and any new director, with certain exceptions, who was approved by at least two-thirds of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors, (iii) in some circumstances, the stockholders approve a merger or consolidation, or (iv) the stockholders approve the complete liquidation, sale or disposition of all or substantially all of the Company's assets.

     As of March 31, 2001, options to purchase 3,779,333 shares of Class A Common Stock were outstanding at a per share exercise price ranging from $2.78 to $27.28. The Company has 550,436 shares of Class A Common Stock underlying options available for grant.

OPTIONS GRANTED IN 2000

     The following table sets forth information concerning individual grants of stock options in 2000 to the Named Executive Officers:

                                                           OPTIONS GRANTED IN 2000
                                ------------------------------------------------------------------------------
                                                  INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                -----------------------------------------------------      VALUE AT ASSUMED
                                 NUMBER OF     PERCENT OF                               ANNUAL RATES OF STOCK
                                SECURITIES       TOTAL                                  PRICE APPRECIATION FOR
                                UNDERLYING      OPTIONS      EXERCISE OR                    OPTION TERM(5)
                                  OPTIONS      GRANTED TO    BASE PRICE    EXPIRATION   ----------------------
             NAME               GRANTED(#)    EMPLOYEES(2)    ($/SH)(3)     DATE(4)       5%($)       10%($)
             ----               -----------   ------------   -----------   ----------   ---------    ---------
Robert Greenberg..............     --           --              --            --           --           --
Michael Greenberg.............    10,000(1)       0.7%           3.94       2/01/10      180,144      275,043
                                  50,000(1)       3.3%          13.00       7/06/10      198,883      309,844
David Weinberg................    20,000(1)       1.3%           3.94       2/01/10      360,288      550,086
                                  50,000(1)       3.3%          13.00       7/06/10      198,883      309,844
Philip Paccione...............    10,000(1)       0.7%           3.94       2/01/10      180,144      275,043
                                  20,000(1)       1.3%          13.00       7/06/10       79,553      123,938

---------------
(1) Twenty-five percent of the options vested immediately on the date of grant and the remaining options vest 25% per year on each anniversary of the date of grant.

(2) The total number of options granted to the Company's employees (not including 40,000 shares underlying options granted to non-employee directors) during 2000 was 1,492,695.

(3) The exercise price per share of options granted represents the fair market value of the underlying shares of Common Stock on the date the options were granted.

(4) Such stock options expire ten years from the date of grant or earlier upon termination of employment.

(5) In order to comply with the rules of the Securities and Exchange Commission, the Company is including the gains or "option spreads" that would exist for the respective options the Company granted to the Named Executive Officers. The Company calculated these gains by assuming an annual compound stock price appreciation of 5% and 10% from the date of the option grant until the termination date of the option. These gains do not represent the Company's estimate or projection of the future price of the Class A Common Stock.

AGGREGATED OPTION EXERCISES IN 2000 AND 2000 YEAR-END OPTION VALUES

     The following table sets forth the outstanding stock options of the Named Executive Officers as of December 31, 2000.

                                                            YEAR-END OPTION VALUES
                       -------------------------------------------------------------------------------------------------
                                                         NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                         SHARES                          AT DECEMBER 31, 2000               AT DECEMBER 31, 2000(1)
                       ACQUIRED ON      VALUE      ---------------------------------   ---------------------------------
        NAME           EXERCISE(#)   REALIZED($)   EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
        ----           -----------   -----------   --------------   ----------------   --------------   ----------------
Robert Greenberg.....     --            --             --               --                 --                --
Michael Greenberg....     --            --             15,000            45,000             60,156           180,469
David Weinberg.......    20,000        249,400        136,571           191,571          1,603,646         2,036,171
Philip Paccione......     --            --             12,030            40,620             61,791           205,759

---------------
(1) The value of the unexercised "in-the-money" options is based on the fair market value of $15.50 as of December 31, 2000, minus the exercise price, multiplied by the numbers of shares underlying the option.

EMPLOYEE STOCK PURCHASE PLAN

     The Company's 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan") was adopted by the Company's Board of Directors and stockholders in July 1998 and amended by its Board of Directors in June 2000. The 1998 Purchase Plan, which is intended to qualify under Section 423 of the Code, contains consecutive, overlapping, twelve month offering periods. Each offering period includes two six-month purchase periods. The offering periods generally start on the first trading day on or after January 1 and July 1 of each year. The initial offering period commenced on July 1, 1999. A total of 2,781,415 shares of Class A Common Stock was initially reserved for issuance under the 1998 Purchase Plan, which is adjusted annually for increases equal to the lesser of (i) 1,000,000 shares, (ii) 1% of the outstanding shares of Class A Common Stock on such date, or (iii) such lesser amount as may be determined by the Company's Board of Directors.

     Employees are eligible to participate if they are customarily employed by the Company or any designated subsidiary for at least 20 hours per week and more than five months in any calendar year. However, any employee who (i) immediately after the grant of a stock purchase right owns stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or (ii) whose rights to purchase stock under all employee stock purchase plans of the Company accrue at a rate which exceeds $25,000 worth of stock for each calendar year may not be granted an option to purchase stock under the 1998 Purchase Plan.

     The 1998 Purchase Plan permits participants to purchase Class A Common Stock through payroll deductions of up to 15% of the participant's "compensation." Compensation is defined as the participant's base straight time gross earnings, including commissions, payments for overtime, incentive bonuses and performance bonuses. Amounts deducted and accumulated by the participant are used to purchase shares of Class A Common Stock at the end of each purchase period. The price of stock purchased under the 1998 Purchase Plan is 85% of the lower of the fair market value of the Class A Common Stock at the beginning of the offering period or at the end of the purchase period. The maximum number of shares a participant may purchase during a single offering period is determined by dividing $25,000 by the fair market value of a share of the Company's Class A Common Stock on the first day of the offering period. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with the Company.

     Rights granted under the 1998 Purchase Plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the 1998 Purchase Plan.

     The 1998 Purchase Plan provides that, in the event of a merger of the Company with or into another corporation or a sale of all or substantially all of the Company's assets, each outstanding stock purchase right may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding stock purchase right, the offering period then in progress will be shortened and a new purchase date will be set so that shares of Class A Common Stock are purchased with the participant's accumulated payroll deductions prior to the effective date of such transaction.

     The Board of Directors has the authority to amend or terminate the 1998 Purchase Plan, except that no such action may adversely affect any outstanding rights to purchase stock under the 1998 Purchase Plan, provided that the Board of Directors may terminate an offering period on any exercise date if the Board determines that the termination of the 1998 Purchase Plan is in the best interests of the Company and its stockholders. Notwithstanding anything to the contrary, the Board of Directors may in its sole discretion amend the 1998 Purchase Plan to the extent necessary and desirable to avoid unfavorable financial accounting consequences by altering the purchase price for any offering period, shortening any offering period or allocating remaining shares among the participants. Unless terminated sooner by the Board of Directors, the 1998 Purchase Plan will terminate on June 30, 2008.

     As of March 31, 2001, 357,778 shares of the Company's Class A Common Stock had been purchased by the Company's employees at the average price of $3.73 per share which was an aggregate purchase price of $1,334,000.

401(k) PLAN

     The Company has in place a contributory retirement plan (the "401(k) Plan") for all full time employees age 21 and older with at least 12 months of service, which is designed to be tax deferred in accordance with the provisions of
Section 401(k) of the Code. The 401(k) Plan provides that each participant may contribute up to 15% of his or her salary and the Company may make a contribution equal to a percentage of salary contributed by the participant to his or her plan account at the end of each plan year. Under the 401(k) Plan, employees may elect to enroll on January 1 and July 1 of any plan year, provided that they have been employed by the Company for at least one year.

     Subject to the rules for maintaining the tax status of the 401(k) Plan, an additional Company contribution may be made at the Company's discretion. Company matching contributions are made at the discretion of the Company. The Company's contributions to the 401(k) Plan in 2000, 1999 and 1998 were $500,000, $259,000, and $242,000, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Messrs. Quinn and Siskind. Robert Greenberg serves on the board of directors and the compensation committee of Stage II Apparel Corp., whose President and Chief Executive Officer is Richard Siskind. Other than as described above, none of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity, which had officers who served on the Company's Board of Directors or on the Company's Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Company's Board of Directors (the "Audit Committee") is currently comprised of two independent directors and acts under a written Audit Committee Charter adopted by the Board of Directors on May 31, 2000. Each of the members of the Audit Committee is independent, as defined by the Audit Committee Charter and listing standards of the New York Stock Exchange. A copy of the current Audit Committee Charter, which is subject to change from time to time by the Company's Board of Directors, is attached as an Appendix to this Proxy Statement.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with the Company. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Audit Standards No. 61, as may be modified or supplemented. In addition, the Audit Committee has received from the independent auditors the written disclosures required by the Independence Standards Board Standard No. 1, which requires the written disclosure of all relationships between the Company and its independent auditors that, in the independent auditor's professional judgment, may reasonably be thought to bear on independence and confirmation that, in its professional judgment, it is independent of the company that it is auditing.

     During the fiscal year ended December 31, 2000, the Company retained KPMG LLP to provide services as follows:

             FINANCIAL INFORMATION SYSTEMS DESIGN
AUDIT FEES         AND IMPLEMENTATION FEES          ALL OTHER FEES
----------   ------------------------------------   --------------
$227,500.00                   $0                       $623,827

The Audit Committee has considered whether the independent auditors' provision of services other than audit services is compatible with maintaining auditor independence and has concluded it has.

     Based on review and the discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          John Quinn
                                          Richard Siskind

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Company's Board of Directors administers the policies governing the Company's executive compensation program. All issues pertaining to executive compensation are reviewed by the Compensation Committee and approved by the Company's Board of Directors. The Compensation Committee is comprised solely of two non-employee directors.

     The Compensation Committee believes that executive compensation should reward sustained earnings and long-term value created for stockholders and reflect the business strategies and long-range plans of the Company. The guiding principles affecting executive compensation are to: (1) attract and retain key high caliber executives; (2) provide levels of compensation competitive with those offered by the Company's competitors; and (3) motivate executives to enhance earnings and long-term stockholder value by linking stock performance on a total returns basis with long-term incentive compensation.

     The Company's executive compensation philosophy is to set base salary at a conservative market rate and then to provide performance-based variable compensation which allows total compensation to fluctuate according to the Company's earnings as well as to value received by its stockholders. Targeted levels of executive compensation are set at levels consistent with others in the Company's industry, determined after comparison, with such compensation increasingly weighted towards programs contingent upon the Company's level of annual and long-term performance.

     Each executive officer's compensation is comprised of up to three principal components: base salary, bonus and any stock options or Awards granted pursuant to the Company's Stock Option Plan. Base salary and bonus are determined by the executive officer's employment agreement or executive management and are reviewed at least annually by the Compensation Committee. See "Executive Compensation" for a description of the allocation of base salary and bonus. Robert Greenberg, Michael Greenberg, David Weinberg and Philip Paccione each received an annual bonus based on certain objective performance criteria of the Company for 2000 of $500,000, $516,000, $456,992 and $125,217, respectively. The
Compensation Committee believes that the total compensation package of the executive officers should be linked to certain objective performance criteria of the Company and to the total return of the Company's stock, both on an absolute basis and relative to similar companies. The Company uses stock options to align the long-range interest of its executive officers with the interest of stockholders. The amount of stock options that may be granted to each executive officer is determined by taking into consideration the officer's position with the Company, overall individual performance, the Company's performance and an estimate of the long-term value of the award considering current base salary and any cash bonus awarded.

     The Compensation Committee applies the foregoing principles and policies in examining the compensation of Robert Greenberg, the Company's Chief Executive Officer. The Compensation Committee believes that Mr. Greenberg, as Chief Executive Officer, significantly and directly influences the Company's overall performance. Pursuant to his amended employment agreement with the Company, the Chief Executive Officer's compensation for 2000 consisted of a base salary of $500,000.

     Section 162(m) was added to the Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) limits the deduction for compensation paid to the Chief Executive Officer and the other Named Executive Officers to the extent that compensation of a particular executive exceeds $1,000,000, unless such compensation was based upon performance goals determined by a compensation committee consisting solely of two or more outside directors, the material terms of which are approved by a majority vote of the stockholders prior to the payment of such remuneration, or paid pursuant to a binding contract that was in effect on February 17, 1993. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs that will maximize the Company's tax deduction if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its stockholders. However, from time to time, the Compensation Committee may award compensation which is not fully deductible if the Compensation Committee determines that such award is consistent with its philosophy and in the best interest of the Company and it stockholders.

     The Compensation Committee will review the Company's existing compensation program to determine the deductibility of the future compensation paid or awarded pursuant thereto and will seek guidance with respect to changes to the Company's existing compensation program that will enable the Company to continue to attract and retain key individuals while optimizing the deductibility to the Company of amounts paid as compensation.

     The Compensation Committee believes that its overall executive compensation program will be successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage increased performance from the executive group which will create added stockholder value.

                                          Respectfully submitted,

                                          John Quinn
                                          Richard Siskind

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following graph demonstrates from June 9, 1999 to December 31, 2000, a comparison of cumulative total returns for Skechers' Class A Common Stock, the Standard & Poor's 500 Stock Index, and the Standard & Poor's Shoes Index. The graph assumes an investment of $100 on June 9, 1999 in each of the Company's Class A Common Stock, and on May 31, 1999 in the stocks comprising the Standard & Poor's 500 Stock Index and the Standard & Poor's Shoes Index. Each of the indices assumes that all dividends were reinvested.

                 COMPARISON OF 19 MONTH CUMULATIVE TOTAL RETURN
                 AMONG SKECHERS USA, INC., THE S & P 500 INDEX
                          AND THE S & P FOOTWEAR INDEX

                              [PERFORMANCE GRAPH]

     The Standard & Poor's Shoes Index consists of NIKE and Reebok International. The Standard & Poor's Shoe Index includes companies in one major line of business in which the Company competes. The index does not encompass all of the Company's competitors, nor all product categories and lines of business in which the Company is engaged.

     The stock performance of the Company's Class A Common Stock shown on the graph above is not necessarily indicative of future performance. The Company will not make nor endorse any predictions as to its future stock performance.

--------------------------------------------------------------------------------------------------------
COMPANY/ INDEX/ MARKET   6/9/99    6/30/99   9/30/99   12/31/99   3/30/00   6/30/00   9/30/00   12/31/00
--------------------------------------------------------------------------------------------------------
 SKECHERS USA, INC.      $100.00   $ 95.45   $43.18    $ 34.66    $ 64.21   $143.75   $137.50   $140.91
 S & P 500               100.00    105.55     98.96     113.68    116.29    113.20    112.11     103.33
 S & P FOOTWEAR          100.00    106.46     91.27      79.37     64.48     67.08     68.55      96.06
--------------------------------------------------------------------------------------------------------

ASSUMES $100 INVESTED ON 6/9/99 IN STOCK OR ON 5/31/99 IN INDEX -- INCLUDING
 REINVESTMENT OF DIVIDENDS.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Act of 1934 (the "Exchange Act") requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Securities of the Company. Officers, directors and greater than ten percent stockholders are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year which ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent stockholders were satisfied by such persons.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock held by the Greenberg Family Trust and Michael Greenberg, President of the Company, are subject to certain registration rights. The Company entered into a registration rights agreement with the Greenberg Family Trust and Michael Greenberg pursuant to which the Company agreed that it will, on up to two separate occasions per year, register up to one-third of the shares of Class A Common Stock issuable upon conversion of their Class B Common Stock beneficially owned as of the closing of the Company's initial public offering of its Class A Common Stock by each such stockholder in any one year, provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in such registration. The Company also agreed that, if it shall cause to be filed with the Securities and Exchange Commission a registration statement, each such stockholder shall have the right to include up to one-third of the shares of Class A Common Stock issuable upon conversion of their Class B Common Stock beneficially owned as of the closing of the Company's initial public offering of its Class A Common Stock by each of them in such registration statement provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in such registration. All expenses of such registrations shall be at the Company's expense.

     John Quinn, a director of the Company, is a principal of the law firm of Riordan & McKinzie which provides legal services to the Company. During 2000, the Company was charged $181,111 by Riordan & McKinzie for providing legal services.

     The Company has entered into employment agreements with certain executive officers. See "Executive Compensation -- Employment Agreements."

     The Company believes that all of the foregoing transactions were on terms no less favorable than those that could have been received from unrelated third parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock by (i) each director and nominated director of the Company, (ii) each of the Named Executive Officers, (iii) each person known to the Company to be beneficial owner of more than 5% of either class of the Common Stock and (iv) all directors and executive officers of the Company as a group.

                                                               SHARES BENEFICIALLY OWNED(2)
                                                     -------------------------------------------------
                                                     NUMBER OF    NUMBER OF    PERCENT OF   PERCENT OF
                                                      CLASS A      CLASS B      CLASS A      CLASS B
            NAME OF BENEFICIAL OWNER(1)               SHARES      SHARES(3)      SHARES       SHARES
            ---------------------------              ---------    ----------   ----------   ----------
Robert Greenberg(4)................................     --        17,049,198     --            72.6%
Michael Greenberg..................................    17,500(5)   1,869,421        *           7.9
Jeffrey Greenberg..................................    17,500(5)   1,129,208        *           4.8
David Weinberg.....................................   104,536(6)      --            *         --
Philip Paccione....................................     7,030(7)      --            *         --
John Quinn.........................................    22,500(8)      --            *         --
Richard Siskind....................................    22,500(8)      --            *         --
Robert Siegel......................................     2,500(9)      --            *         --
All directors, director nominees and executive
  officers as a group (8 persons)..................   194,066     20,047,827      1.5%         85.4%

---------------
 *  Less than 1.0%

(1) To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of Common Stock set down opposite such person's name. Each of such persons may be reached at 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266.

(2) The percentage of total voting power is calculated using 12,612,771 shares of Class A Common Stock and 23,465,451 shares of Class B Common Stock that were outstanding on April 20, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 20, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person.

(3) The Class B Common Stock is convertible at any time into shares of the Class A Common Stock on a share-for-share basis. See "Certain Relationships and Related Transactions" for a description of transactions between the Greenberg Family Trust and the Company.

(4) Includes shares of Class B Common Stock which Robert Greenberg, Chief Executive Officer and Chairman of the Board of the Company is deemed to beneficially own as a Trustee of the Greenberg Family Trust. M. Susan Greenberg, Robert Greenberg's wife, is also a trustee of the Greenberg Family Trust and is also deemed to beneficially own all shares held by the Greenberg Family Trust.

(5) Represents shares of Class A Common Stock underlying options which are currently exercisable.

(6) Represents 35,000 shares of Class A Common Stock underlying options, which are currently exercisable, and 69,536 shares of Class A Common Stock underlying options, which will be exercisable within sixty days.

(7) Represents 2,500 shares of Class A Common Stock underlying options which are currently exercisable, and 4,530 shares of Class A Common Stock underlying options, which will be exercisable within sixty days.

(8) Represents options to purchase 12,500 shares of Class A Common Stock which are currently exercisable and 10,000 share of Class A Common Stock which will be exercisable within sixty days.

(9) Represents 2,500 shares of Class A Common Stock underlying options which are currently exercisable.

     As of April 20, 2001, Robert Greenberg, his children, and the Greenberg Family Trust beneficially own all of the Class B Common Stock and approximately 94.9% of the combined voting power of the Company's capital stock. By virtue of this stock ownership, Robert Greenberg may be deemed to be a "control person" of the Company within the meaning of the rules and regulations promulgated under the Securities Act of 1933, as amended, and the Greenberg Family Trust influences the election of Robert Greenberg. Michael Greenberg, the Company's President, and Jeffrey Greenberg, both of whom are members of the Board of Directors of the Company, are each beneficiaries of the Greenberg Family Trust.

                                 PROPOSAL NO. 2

              APPROVAL OF AMENDMENT TO 1998 STOCK OPTION, DEFERRED
                        STOCK AND RESTRICTED STOCK PLAN

     The stockholders are being asked to vote on a proposal to approve an amendment to increase the number of shares of Class A Common Stock authorized for issuance under the Stock Option Plan by an additional 3,000,000 shares. The amendment to the Stock Option Plan was approved by the Board of Directors on April 20, 2001, subject to stockholder approval. The proposed amendment would increase the authorized number of shares of Class A Common Stock issuable under the Stock Option Plan by 3,000,000 shares and would reserve the additional shares for issuance under the Stock Option Plan, bringing the total number of shares of Class A Common Stock subject to the Stock Option Plan to 8,215,154. The Company's Board of Directors believes it is in the best interests of the Company to increase the share reserve so that the Company can continue to attract and retain the services of those persons essential to the Company's growth and financial success. The Stock Option Plan was originally approved by the Board of Directors and stockholders in January 1998.

SUMMARY OF STOCK OPTION PLAN

     For a description of the Stock Option Plan, please see "Executive Compensation -- Stock Option Plan."

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. There is no taxable income to an employee of the Company when an incentive stock option is granted or when that option is exercised; however, generally the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be included in the optionee's alternative minimum taxable income upon exercise. If the shares of Class A Common Stock received upon exercise of the incentive stock option are disposed of in the same year the option was exercised, and the amount realized is less than the Class A Common Stock's fair market value at the time of exercise, the amount includable in the alternative minimum taxable income will be the amount realized upon the sale or exchange of the shares, less the optionee's basis in the shares of Class A Common Stock. Gain realized by an optionee upon the sale of shares of Class A Common Stock issued upon exercise of an incentive stock option is taxable as long -- term capital gain, in accordance with the applicable holding periods, and no tax deduction is available to the Company, unless the optionee disposed of the shares of Class A Common Stock of the Company within two years after the date of grant of the option or within one year after the date of exercise. In such event, the difference between the option exercise price and the fair market value of the Class A Common Stock on the date of the optionee's exercise will be taxed at ordinary income rates, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction to the extent the optionee must recognize ordinary income.

     Nonqualified Stock Options. The recipient of a nonqualified stock option will not realize taxable income upon the grant of the option, nor will the Company be entitled to take any deduction. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the Class A Common Stock on the date of exercise. The Company may be required to withhold taxes on the ordinary income realized by an optionee upon exercise of nonqualified stock options in order to be entitled to the tax deduction. An optionee's basis for the shares of Class A Common Stock for purposes of determining gain or loss on any subsequent disposition of the shares generally will be the fair market value of the Class A Common Stock on the date of exercise of the nonqualified stock options.

     Restricted Stock. The receipt of restricted stock will not cause a recipient to realize taxable income until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the recipient makes an election under Section 83(b) of the Code to be taxed as of the date of such purchase. If no repurchase rights are retained or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the difference between the purchase price paid for the shares of Class A Common Stock and the fair market value of such shares on the date of purchase. If no Section 83(b) election is made or if repurchase rights are retained, the recipient will realize taxable income on each date that the recipient's ownership rights vest (when the Company no longer has the right to repurchase all or a portion of the shares). The recipient will recognize ordinary income, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction on each date shares of Class A Common Stock vest in an amount equal to the excess of the fair market value of such shares on that date over the purchase price paid for such shares. However, if the recipient is subject to
Section 16(b) of the Exchange Act and if no Section 83(b) election was made at the time of purchase, the date that ordinary income is recognized for shares which vest within six months of purchase dates shall be deferred to six months from the date of purchase.

     The foregoing summary is not a complete description of the U.S. Federal income tax aspects of the Stock Option Plan. Moreover, the foregoing summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the Stock Option Plan, as well as foreign, state and local tax consequences.

                                 PROPOSAL NO. 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     For the 2000 fiscal year, KPMG LLP provided audit services which included examination of the Company's annual consolidated financial statements. Upon the recommendation of the Audit Committee, the Company's Board of Directors has selected KPMG LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending December 31, 2001. The stockholders are being requested to ratify such selection at the Annual Meeting of Stockholders. A representative of KPMG LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

                            STOCKHOLDERS' PROPOSALS

     Stockholders' proposals intended to be presented at the Company's next Annual Meeting of Stockholders to be held in 2002 must be received at the Company's principal executive offices no later than January 1, 2002, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act, to be included in the Company's proxy materials. Stockholders who wish to submit a proposal for consideration at the Company's 2002 Annual Meeting of Stockholders, but who do not wish to submit a proposal for inclusion in the Company's Proxy Statement, must, in accordance with the Company's bylaws, deliver a copy of their proposal no later than the close of business on April 2, 2002 nor earlier than March 4, 2002. In either case, proposals should be delivered to Skechers U.S.A., Inc., 228 Manhattan Beach Blvd., Manhattan Beach, California 90266, Attention: Michael Greenberg, President. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ PHILLIP PACCIONE
                                          Philip G. Paccione, Corporate
                                          Secretary

Dated: May 1, 2001
Manhattan Beach, California

                                                                         EXHIBIT

                               SKECHERS USA, INC.

                            AUDIT COMMITTEE CHARTER

STATEMENT OF POLICY

     The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements and financial reporting processes of SKECHERS, USA (the "Company"), (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors. In so doing, the Committee will maintain free and open communications with the Company's internal and independent auditors and management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, or other experts, for this purpose.

     The Committee, in carrying out its responsibilities, believes that its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee will endeavor to direct the overall corporate goals of maintaining quality financial reporting, sound business risk practices and ethical behavior.

ORGANIZATION

     The composition of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board.

     The Audit Committee shall have the authority to retain special outside legal, accounting or other consultants to advise and assist the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

MEETINGS

     The Committee may hold regular meetings on such days as it shall determine. Other meetings of the Committee shall be held at the request of the Chairperson of the Committee or any two other Committee members. Minutes of the meetings of the Committee shall be regularly kept by a person appointed by the Committee to do so.

     The Audit Committee shall make reports to the Board no less than 4 times a year, and at least once immediately prior to and subsequent to completion of the year end independent audit.

     The Audit Committee shall:

          1. In consultation with counsel and the independent auditors, review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval;

          2. Review the annual audited financial statements with management, including any major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements;

          3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements;

          4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q and 10-K;

          5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

          6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

          7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board;

          8. Approve the fees to be paid to the independent auditor;

          9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor without representatives of the Company's management present, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor;

          10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor;

          11. Review the appointment and replacement of the senior internal auditing executive;

          12. Review the significant reports to management prepared by the internal auditing department and management's responses;

          13. Meet with the independent auditor prior to the audit to review the planning, scope and staffing of the audit;

          14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

          15. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct;

          16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

          17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

             (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

             (b) Any changes required in the planned scope of the internal audit; and

             (c) The internal audit department responsibilities, budget and staffing.

          18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

          19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct;

          20. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies; and

          21. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

          22. Maintain a clear understanding with the Company's management and its independent auditors regarding the ultimate accountability of the independent auditors to the Committee and to the full Board.

          23. Otherwise meet with and request and obtain reports and information from such Company officers, employees, suppliers and others as the Committee shall determine to be necessary and desirable in carrying out its duties as set forth in this Charter.

PROCEDURE

     The Committee may adopt rules for its meeting and other activities. In the absence of such rules, the Committee shall be governed by the Company's Bylaws in force at the time of such actions and by applicable law. In all cases, a quorum of the Committee shall be a majority of persons then serving as members of the Committee.

ATTENDANCE

     Such officers and other employees of the Company as the Committee may regularly or from time-to-time designate shall attend meetings of the Committee.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                          CHARTER APPROVED AND ADOPTED AND
                                          RECOMMENDED TO THE BOARD BY:

                                          /s/ JOHN QUINN

                                          John Quinn
                                          Outside Director, Board and
                                          Audit Committee Member

                                          /s/ RICHARD SISKIND

                                          Richard Siskind
                                          Outside Director, Board and
                                          Audit Committee Member

                              SKECHERS U.S.A. INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 1, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undesigned stockholder(s) of Skechers U.S.A., Inc. a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 1, 2001, and hereby appoints Michael Greenberg and David Weinberg and each of them, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders Skechers U.S.A., Inc. to be held at the Ritz-Carlton Hotel, 4375 Admiralty Way, Marina Del Ray, California 90292, on Friday, June 1, 2001, at 10:00 a.m. Pacific time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

     THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR APPROVAL OF PROPOSAL 2 AS DESCRIBED IN THE PROXY, FOR APPROVAL OF PROPOSAL 3 AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
------------------------------------------------------------------------------

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOUR VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

      PLEASE MARK YOUR
A [x] VOTES AS IN THIS
      EXAMPLE

            FOR all the nominees     WITHHOLD
              listed at right        AUTHORITY
            (except as marked to    to vote for
            the contrary below)     the nominees
                                                    Nominees: Michael Greenberg
1. Election        [ ]                 [ ]                    David Weinberg
   of Directors                                               Jeffrey Greenberg

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name from the list at right.

                                                      FOR    AGAINST    ABSTAIN
2. Ratify the amendment to the 1998 Stock Option,
   Deferred Stock and Restricted Stock Plan           [ ]      [ ]        [ ]
   increasing the number of shares of Class A
   Common Stock authorized for issuance under the Stock Option Plan.


3. Ratify the appointment of KPMG LLP as              [ ]      [ ]        [ ]
   independent accountants for the year
   ending December 31, 2001

4. Each of the persons named as proxies herein are authorized, in such person's discretion, to vote upon such other matters as may properly come before the Annual Meeting, of any adjournments thereof.

PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS HEREON, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                 MARK HERE IF YOU PLAN TO ATTEND THE MEETING        [  ]

            MARK HERE FOR CHANGE OF ADDRESS AND VOTE AT LEFT        [  ]


Signature:             Signature, if hold jointly            Dated:       , 2001
          -------------                          -----------       -------
NOTE: Please date this Proxy and sign it exactly as your name(s) appears hereon.
      When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duty authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duty authorized person executing on behalf of the partnership.